                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), made this 1/st/ day of January, 2003, by and among JEFFERSON BANCSHARES, M.H.C. (the "Company"), JEFFERSON FEDERAL SAVINGS AND LOAN ASSOCIATION (the "Association") and ANDERSON L. SMITH ("Executive").

                               W I T N E S S E T H

     WHEREAS, Executive serves in a position of substantial responsibility;

     WHEREAS, the Company and the Association wish to assure the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Association on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. Employment. Executive is employed as the President and Chief Executive Officer and of the Company and the Association. Executive shall perform all duties and shall have all powers which are commonly incident to the offices of President and Chief Executive Officer and which, consistent with those offices, are delegated to him by the Chairman of the Board of Directors of the Association and the Company.

     2. Location and Facilities. The Executive will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for him to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Company and the Association, or at such other site or sites customary for such offices.

     3.   Term.

     a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of the Effective Date, plus
          (ii) any and all extensions of the initial term made pursuant to this
          Section 3.

     b. Commencing on the first year anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the boards of directors of the Association and the Company may extend the Agreement an additional year such that the remaining term of the Agreement shall be thirty-six (36) months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 19 of this Agreement. The Board of Directors of the Association (the "Board") will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board of Directors of the Association shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

     4.   Base Compensation.

     a. The Company and the Association agree to pay the Executive during the term of this Agreement a base salary at the rate of $165,000.00 per year, payable in accordance with customary payroll practices.

     b. The Board shall review annually the rate of the Executive's base salary based upon factors they deem relevant, and may maintain or increase his salary, provided that no such action shall reduce the rate of salary below the rate in effect on the Effective Date.

     c. In the absence of action by the Board, the Executive shall continue to receive salary at the annual rate specified on the Effective Date or, if another rate has been established under the provisions of this
          Section 4, the rate last properly established by action of the Board under the provisions of this Section 4.

     5. Bonuses. In lieu of any bonus normally provided to permanent full-time employees of the Association, the Association agrees to provide a bonus program to the Executive which will provide the Executive with the opportunity to earn up to 50% of the Executive's base salary, on an annual basis, the amount of which shall be determined by specific performance standards and a formula agreed to by Executive and the Association annually. Performance standards shall be measured on a calendar year, and no bonus shall be payable if Executive is not employed on December 31 of the year in question; provided, however, in the event of death of the Executive, the bonus for the calendar year of Executive's death shall be prorated on a quarterly basis, using the information for the quarter(s) completed prior to Executive's death.

     6. Benefit Plans. The Executive shall be entitled to participate in such life insurance, medical, dental, pension, profit-sharing, retirement and stock-based compensation plans and other programs and arrangements as may be approved from time to time by the Company and the Association for the benefit of their employees. In addition, during the term of this Agreement, the Association shall provide the Executive with a supplemental life insurance policy with a death benefit of not less than $350,000. Notwithstanding the termination of this Agreement for any reason, other than upon the Executive's termination for Cause, the Association further agrees that the Executive shall receive a supplemental retirement benefit of $15,083 per year, beginning during the calendar year in which the Executive attains age 65 and continuing for a total of fifteen (15) years.

     7.   Vacation and Leave.

     a. The Executive shall be entitled to vacations and other leave in accordance with policy for senior executives, or otherwise as approved by the Board, but, in any event, not less than four (4) weeks vacation annually.

     b. In addition to paid vacations and other leave, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

     8. Expense Payments and Reimbursements. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses that he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with applicable policies of the Company and the Association. In addition, Executive shall receive an allowance of $2,400 per year for dues in professional, social and civic organizations.

     9. Automobile Allowance. During the term of this Agreement, the Executive shall be entitled to an annual automobile allowance of $12,000, payable in equal monthly installments. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile as may be established by the Company or the Association from time to time, and the Company or the Association shall annually include on Executive's Form W-2 any amount of income attributable to Executive's personal use of such automobile.

     10.  Loyalty and Confidentiality; Noncompetition.

     a. During the term of this Agreement, Executive: (i) shall devote all his time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the Company and the Association or any of their subsidiaries or affiliates, unfavorably affect the performance of Executive's duties pursuant to this Agreement, or violate any applicable statute or regulation and (ii) shall not engage in any business or activity contrary to the business affairs or interests of the Company and the Association.

     b. Nothing contained in this Agreement shall prevent or limit Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company and the Bank, or, solely as a passive, minority investor, in any business.

     c. Executive agrees to maintain the confidentiality of any and all information concerning the operation or financial status of the Company and the Association; the names or addresses of any of its borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning the Company and the Association to which he may be exposed during the course of his employment. The Executive further agrees that, unless required by law or specifically permitted by the Board in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above-mentioned information which is not generally known to the public, nor shall he employ such information in any way other than for the benefit of the Company and the Association.

     d. Upon the termination of Executive's employment hereunder for any reason, Executive agrees not to compete with the Association for a period of two (2) years following such termination in any city, town or county in which the Executive's normal business office is located and the Association has an office or has filed an application for regulatory approval to establish an office (or within a 60-mile radius of each of such offices), determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Association. The parties hereto, recognizing that irreparable injury will result to the Association, its business and property in the event of Executive's breach of his obligations under this paragraph and agree that in the event of any such breach by Executive, the Association, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

     11. Termination and Termination Pay. Subject to Section 12 of this Agreement, Executive's employment under this Agreement may be terminated in the following circumstances:

     a. Death. Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event Executive's estate shall be entitled to receive the compensation due to the Executive through the last day of the calendar month in which his death occurred.

     b. Retirement. This Agreement shall be terminated upon Executive's retirement under the retirement benefit plan or plans in which he participates pursuant to Section 6 of this Agreement or otherwise.

     c.   Disability.

          i. The Board or Executive may terminate Executive's employment after having determined Executive has a Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and that results in Executive becoming eligible for long-term disability benefits under any long-term disability plans of the Company and the Association (or, if there are no such plans in effect, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board shall determine whether or not Executive is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant. As a condition to any benefits, the Board may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

          ii. In the event of such Disability, Executive's obligation to perform services under this Agreement will terminate. The Association will pay Executive, as Disability pay, an amount equal to seventy-five (75) percent of Executive's weekly rate of base salary in effect as of the date of his termination of employment due to Disability. Disability payments will be made on a monthly basis and will commence on the first day of the month following the effective date of Executive's termination of employment for Disability and end on the earlier of: (A) the date he returns to full-time employment at the Association in the same capacity as he was employed prior to his termination for Disability; (B) his death; or (C) the remaining term of the Agreement (if the Agreement had not been earlier terminated by the Executive's

               Disability). Such payments shall be reduced by the amount of any short- or long-term disability benefits payable to the Executive under any other disability programs sponsored by the Company and the Association. In addition, during any period of Executive's Disability, Executive and his dependents shall, to the greatest extent possible, continue to be covered under all benefit plans (including, without limitation, retirement plans and medical, dental and life insurance plans) of the Company and the Association, in which Executive participated prior to his Disability on the same terms as if Executive were actively employed by the Company and the Association.

     d.   Termination for Cause.

          i. The Board may, by written notice to the Executive in the form and manner specified in this paragraph, immediately terminate his employment at any time, for "Cause". The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause except for vested benefits.Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, Executive's:

               (1)  Personal dishonesty;

               (2)  Incompetence;

               (3)  Willful misconduct;

               (4)  Breach of fiduciary duty involving personal profit;

               (5)  Intentional failure to perform duties under this Agreement;

               (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflects adversely on the reputation of the Company and the Association, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or

               (7) Material breach by Executive of any provision of this Agreement.

          ii. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause by the Company and the Association unless there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths (3/4) of the entire membership of the Board at a meeting of such Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), of finding that in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof.

     e. Voluntary Termination by Executive. In addition to his other rights to terminate under this Agreement, Executive may voluntarily terminate employment during the term of this

     Agreement upon at least sixty (60) days prior written notice to the Board, in which case Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

f.        Without Cause or With Good Reason.

     i. In addition to termination pursuant to Sections 11(a) through 11(e) the Board, may, by written notice to Executive, immediately terminate his employment at any time for a reason other than Cause (a termination "Without Cause") and Executive may, by written notice to the Board, immediately terminate this Agreement at any time within ninety (90) days following an event constituting "Good Reason" as defined below (a termination "With Good Reason").

     ii. Subject to Section 12 of this Agreement, in the event of termination under this Section 11(f), Executive shall be entitled to receive a payment equal to the base salary (determined by reference to the Executive's base salary on the termination date) and bonuses (determined by reference to the Executive's average bonus over the three (3) years preceding his termination date or such lesser period as he was employed by the Association) that would otherwise have been payable over the remaining term of the Agreement. Such amount shall be paid in one lump sum within ten (10) calendar days of such termination. Also, in such event, Executive shall, for the remaining term of the Agreement, receive the benefits he would have received during the remaining term of the Agreement under any retirement programs (whether tax-qualified or non-qualified) in which Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding his termination) and continue to participate in any benefit plans of the Company and the Association that provide health (including medical and dental), life, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company and the Association during such period. In the event that the Company and the Association are unable to provide such coverage by reason of Executive no longer being an employee, the Company and the Association shall provide Executive with comparable coverage on an individual policy basis.

     iii. "Good Reason" shall exist if, without Executive's express written consent, the Company and the Association materially breach any of their respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

          (1) A material reduction in Executive's responsibilities or authority in connection with his employment with the Company or the Association;

          (2) Assignment to Executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills and experience;

          (3) A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in
               Section 12 of this

                    Agreement, any reduction in salary or material reduction in benefits below the amounts to which he was entitled prior to the Change in Control;

               (4) Termination of incentive and benefit plans, programs or arrangements, or reduction of Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date; or

               (5) A requirement that Executive relocate his principal business office or his principal place of residence outside of the area consisting of a twenty-five (25) mile radius from the current main office and any branch of the Association, or the assignment to Executive of duties that would reasonably require such a relocation; or

          iv. Notwithstanding the foregoing, a reduction or elimination of the Executive's benefits less than one or more benefit plans maintained by the Company and the Association as part of a good faith, overall reduction or elimination of such plans or benefits thereunder applicably to all participants in a manner that does not discriminate against Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of the Company and the Association or any company that controls either of them under a plan or plans in or under which Executive is not entitled to participate.

     12.  Termination in Connection with a Change in Control.

     a. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

          (i) such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Association representing 25% or more of the Association's outstanding voting securities or the right to acquire such securities, except for any voting securities purchased by any employee benefit plan of the Association;

          (ii) such time as individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors constituting the Incumbent Board (or members who were nominated by the

                Incumbent Board), or whose nomination for election by the Association's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (iii), considered as though he or she were a member of the Incumbent Board;

          (iii) such time as a reorganization, merger, consolidation, or similar transaction occurs or is effectuated as a result of which 60% of shares of the common stock of the resulting entity are owned by persons who were not stockholders of the Association immediately prior to the consummation of the transaction;

          (iv) such time as substantially all of the assets of the Association are sold or otherwise transferred to another corporation or other entity that is not controlled by the Association.

Notwithstanding anything in this Agreement to the contrary, in no event shall
(i) the conversion of the Company and the Association from the mutual holding company form of organization to the full stock form of organization (including without limitation, through the formation of a stock holding company as the parent of the Association), (ii) the formation of a mid-tier holding company controlled by the Company as the parent holding company of the Association or
(iii) the consummation of an additional offering by the Association (or any mid-tier holding company controlled by the Company) in a transaction which results in the Company continuing to qualify as a mutual holding company, constitute a "Change in Control" for purposes of this Agreement.

     b. Termination. If within the period ending two years after a Change in Control, (i) the Company and the Association shall terminate the Executive's employment Without Cause, or (ii) Executive voluntarily terminates his employment With Good Reason, the Company and the Association shall, within ten calendar days of the termination of Executive's employment, make a lump-sum cash payment to him equal to
          2.99 times the Executive's average Annual Compensation over the five
          (5) most recently completed calendar years ending with the year immediately preceding the effective date of the Change in Control (or such lesser number of completed calendar years as the Executive has been employed by the Company and the Association). In determining Executive's average Annual Compensation, Annual Compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses (whether paid or accrued for the applicable period), as well as, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified plan or arrangement (whether or not taxable) made or accrued on behalf of Executive of such year. The cash payment made under this Section 12(b) shall be made in lieu of any payment also required under Section 11(f) of this Agreement because of a termination in such period. Executive's rights under Section 11(f) are not otherwise affected by this Section 12. Also, in such event, the Executive shall, for a thirty-six (36) month period following his termination of employment, receive the benefits he would have received over such period under any retirement programs (whether tax-qualified or nonqualified) in which the Executive participated prior to his termination (with the amount of the benefits determined by reference to the benefits received by the Executive or accrued on his behalf under such programs during the twelve (12) months preceding the Change in Control) and continue to participate in any benefit plans of the Company and the Association that provide health (including medical and dental), life, or similar coverage upon terms no less favorable than the most favorable terms provided to senior executives during such period. In the event that the Company and the Association are unable to provide such coverage by reason of the Executive no longer being an employee, the Company and the Association shall provide the Executive with comparable coverage on an individual policy.

     c. The provisions of Sections 12 and Sections 14 through 25, including the defined terms used is such sections, shall continue in effect until the later of the expiration of this Agreement or two years following a Change in Control.

     13.  Indemnification and Liability Insurance.

     a. Indemnification. The Company and the Association agree to indemnify the Executive (and his heirs, executors, and administrators), and to advance expenses related thereto, to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or Executive of the Company, the Association or any of their subsidiaries (whether or not he continues to be a director or Executive at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs, and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against the Executive in his capacity as an Executive or director of the Company and the Association or any of their subsidiaries. Indemnification for expense shall not extend to matters for which the Executive has been terminated for Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this Section 13 shall survive the term of this Agreement by a period of six (6) years.

     b. Insurance. During the period in which indemnification of the Executive is required under this Section, the Company and the Association shall provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and Executives' liability policy at the expense of the Company and the Association, at least equivalent to such coverage provided to directors and senior Executives of the Company and the Association.

     14. Reimbursement of Executive's Expenses to Enforce this Agreement. The Company and the Association shall reimburse the Executive for all out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, incurred by the Executive in connection with successful enforcement by the Executive of the obligations of the Company and the Association to the Executive under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that the Company and the Association take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by the Company and the Association following an initial failure of the Company and the Association to pay such money or take such action promptly after written demand therefor from the Executive stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

     15. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 12 of this Agreement, either alone or together with other payments and benefits which the Executive has the right to receive from the Company and the Association, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to
Section 12 shall be reduced or revised, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 12 being non-deductible to the Company and the Association pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 12 shall be based upon the opinion of the Company and the Association's independent public accountants and paid for by the Company and the Association. In the event that the Company, the Association and/or the Executive do not agree with the opinion of such counsel, (i) the Company and the Association shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 12, as selected by the Executive, which opinion indicates there is a high probability of such payments and benefits being non-deductible to the Company and the Association and subject to the imposition of the excise tax imposed under
Section 4999 of the Code and (ii) the Company and the Association may request, and the Executive shall have the right to demand that they request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to
Section 12 have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Company and the Association, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to the Executive's approval prior to filing, which shall not be unreasonably withheld. The Company, the Association and the Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to Section 12 hereof, or a reduction in the payments and benefits specified in Section 12 below zero.

     16.  Injunctive Relief. If there is a breach or threatened breach of
Section 10 of this Agreement, the parties agree that there is no adequate remedy at law for such breach, and that the Company and the Association shall be entitled to injunctive relief restraining the Executive from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Executive, without limitation, shall be entitled to injunctive relief to enforce the obligations of the Company and the Association under this Agreement.

     17.  Successors and Assigns.

     a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company and the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Association.

     b. Since the Company and the Association are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company and the Association.

     18. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

     19. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company and/or the Association at their principal business offices and to Executive at his home address as maintained in the records of the Company and the Association.

     20. No Plan Created by this Agreement. Executive, the Company and the Association expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and each party expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

     21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     24. Headings. Headings contained herein are for convenience of reference only.

     25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or arrangements described in Sections 5 and 6. The parties agree that this Agreement supercedes and replaces in its entirety the Agreement between the Executive, the Association and the Company dated October 8, 2001.

     26.  Required Provisions. In the event any of the provisions of this
Section 26 are in conflict with the terms of this Agreement, this Section 26 shall prevail.

     a. The Association may terminate Executive's employment at any time, but any termination by the Association, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

     b. If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1); the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     c. If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     d. If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1) all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     e. All obligations of the Association under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution:
          (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     f. Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. (S)1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

Attest:                           JEFFERSON BANCSHARES, M.H.C.


 /s/ Jack E. Campbell             By:  /s/ John F. McCrary, Jr.
---------------------------            -----------------------------------------
                                       Chairman of the Board of Directors

Attest:                           JEFFERSON FEDERAL SAVINGS AND
                                  LOAN ASSOCIATION


 /s/ Jack E. Campbell             By:  /s/ John F. McCrary, Jr.
---------------------------            -----------------------------------------
                                       Chairman of the Board of Directors

Witness:                          EXECUTIVE



 /s/ Jack E. Campbell             /s/ Anderson L. Smith
---------------------------       ----------------------------------------------
                                  Anderson L. Smith